UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 15, 2007

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.

Idaho Power Company
Form 8-K

ITEM 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d)  On March 15, 2007, the Boards of Directors of IDACORP, Inc. ("IDACORP") and Idaho Power Company ("Idaho Power") elected Judith A. Johansen to the Boards of Directors of IDACORP and Idaho Power, effective April 1, 2007, to serve until the next Annual Meeting of Shareholders to be held on May 17, 2007.  Ms. Johansen will serve on the Audit Committee, effective April 15, 2007.

Ms. Johansen served as President and Chief Executive Officer of PacifiCorp, an electric utility, from June 2001 to March 2006 and as Executive Vice President of PacifiCorp from December 2000 to June 2001.  Prior to joining PacifiCorp, Ms. Johansen was the CEO and Administrator of Bonneville Power Administration, a federal power marketing agency in the Pacific Northwest.  Ms. Johansen also serves as a director of Cascade Bancorp, Kaiser Permanente and Schnitzer Steel.

The election of Ms. Johansen as a director increases the size of the IDACORP and Idaho Power Boards of Directors from eleven to twelve members.

Ms. Johansen will have an Indemnification Agreement with IDACORP.  The Indemnification Agreement will provide, among other things, that IDACORP will indemnify and hold Ms. Johansen harmless for losses and expenses resulting from claims arising out of, or related to, the fact that she is or was a director of IDACORP.  The form of indemnification agreement has been previously filed with the Securities and Exchange Commission (File No. 1-14465, 1-3198, Form 10-Q for the quarter ended September 30, 2006, filed on November 2, 2006, as Exhibit 10(h)(xx)).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  March 20, 2007

IDACORP, Inc.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services and
Chief Financial Officer

Idaho Power Company

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President
Administrative Services and
Chief Financial Officer